POWER OF ATTORNEY
Execution of Forms 3, 4 and 5
Know all by these present, that the
undersigned hereby constitutes and
appoints each of John Kuhlow, Juli Dorrough,
Whitney Elliott, and Danielle Thomas or any of
them signing individually, his/her true and
lawful attorney-in-fact to:
prepare, execute in the undersigned's name
and on the undersigned's behalf, and submit
to the United States Securities and Exchange
Commission (the "SEC") a Form ID, including
amendments thereto, and any other forms, schedules
or documents necessary or appropriate to enroll
the undersigned in the SEC's EDGAR Next
electronic filing system
 (or any successor filing system) and to obtain,
maintain or update codes, passphrases and
passwords enabling the undersigned to make
electronic filings with the SEC of reports
required by Section l 6(a) of the Securities
Exchange Act of 1934, as amended
(the "Exchange Act"), and any rule or
regulation of the SEC;
prepare and execute for and on behalf of
the undersigned, in the undersigned's
capacity as an officer, director, or owner
of greater than ten percent ( I 0%) of the
outstanding common stock of
J.B. Hunt Transport Services, Inc., an Arkansas
 corporation, or any of its affiliates
(the "Company"), Forms 3, 4 and 5 and any
amendments thereto in accordance with
Section 16(a) of the
Securities Exchange Act of 1934, as amended,
 and the rules thereunder;
3. do and perform any and all acts for and
on behalf of the undersigned which may be
necessary or desirable to complete the
execution of any such Form 3, 4 or 5 and
any amendments thereto, and timely file such
 form or amendment with the SEC and any similar
 authority, including filing this power of attorney
 with the SEC; and
4. take any other action of any type whatsoever
 in connection with the foregoing which, in
the opinion of such attorney-in-fact, may be of
benefit to, in the best interest of, or legally
required
by, the undersigned, including but not limited
to acting as an account administrator or delegated
 administrator for the undersigned's EDGAR Next
account or coordinating with the undersigned's
EDGAR Next account administrators to appoint,
remove, or replace designated users for such
account, it being understood that any forms,
schedules or other documents executed by such
attorney in-fact on behalf of the undersigned
pursuant to this Power of Attorney shall be in
such form and shall contain such terms and conditions
 as such attorney-in-fact may approve in such
attorney-in-fact's discretion.
The undersigned hereby grants to each such
attorney-in-fact full power and authority to do
and perform all and every act and thing whatsoever
requisite, necessary or proper to be done in the
exercise of any of the rights and powers herein
granted, as fully to all intents and purposes
as the undersigned might or could do if
personally present, with full power of
substitution or revocation, hereby
ratifying and confirming all that such
attorney-in-fact, or his/her substitute or
substitutes, shall lawfully do or cause to be
done by virtue of this power of attorney and the
rights and powers herein granted. The undersigned
acknowledges that the foregoing attorneys-in-fact,
in serving in such capacity at the request of the
undersigned, are not assuming, nor is the Company
assuming, any of the undersigned's responsibilities
to comply with Section 16 of the Securities Exchange Act of I 934, as amended.
This power of attorney shall remain in full force and effect
(i) until the undersigned is no longer required to file
Forms 3, 4, and 5 with respect to his/her position or
interest in the Company, or (ii) with respect to any
individual attorney-in-fact, until such attorney-in-fact is
no longer employed by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 23rd day of July, 2025.
/s/ Thad Hill
Thad Hill